SUB-ITEM 77Q3

AIM CHARTER FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 10/31/2008
FILE NUMBER 811-1424
SERIES NO.: 3


72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                                   $ 63,632
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                                    $ 4,147
       Class C                                                    $ 1,085
       Class R                                                       $ 73
       Institutional Class                                        $ 2,346


73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                                     0.2234
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                                     0.0673
       Class C                                                     0.0673
       Class R                                                     0.1716
       Institutional Class                                         0.3008


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                    277,253
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                     32,666
       Class C                                                     15,057
       Class R                                                        623
       Class Y                                                        756
       Institutional Class                                         15,784


74V. 1 Net asset value per share (to nearest cent)
       Class A                                                     $12.46
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                     $11.91
       Class C                                                     $11.94
       Class R                                                     $12.38
       Class Y                                                     $12.46
       Institutional Class                                         $12.83